UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Our 2012 Annual Meeting of Stockholders was held on June 7, 2012.  We had 39,921,773 shares of common stock outstanding and entitled to vote as of April 12, 2012, the record date for the Annual Meeting.  At the Annual Meeting, 34,034,049 shares of common stock were present in person or represented by proxy for the two proposals specified below.

At the Annual Meeting, stockholders:

(1)         elected for the ensuing year all seven of the director nominees; and

(2)         ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger D. Billingsley, Ph.D.	18,911,131	2,917,066	18,093,576
Stephen A. Block, Esq.	21,158,977	669,220	18,093,576
Mary Ann Gray, Ph.D.	18,910,343	2,917,854	18,093,576
Michael E. Herman	18,881,431	2,946,766	18,093,576
Jay M. Short, PhD.	18,872,243	2,955,954	18,093,576
Kent Snyder	20,876,572	951,625	18,093,576
Christopher Twomey	21,173,989	654,208	18,093,576

Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012

Votes For	Votes Against	Abstained	Broker Non-Votes
33,602,329	383,969	47,751	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Senior Vice President, General Counsel and Corporate Secretary

Date: June 8, 2012